BIGBAND NETWORKS, INC.
LIMITED POWER OF ATTORNEY -
SECURITIES LAW COMPLIANCE


	The undersigned hereby constitutes and appoints each of Julia Dumperth, Robert
Horton, Niall Murphy, Valeska Pederson Hintz and/or Donna McGuire, signing singly, his true and lawful attorney-in-fact to:

(1) 	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of BigBand Networks, Inc. (the "Company"), Form
ID, Form 3, Form 4 and Form 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) 	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID, Form 3, Form 4 and Form 5 and the timely filing of any such form with the United States Securities and Exchange Commission and any other authority; and

(3) 	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, to the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.
This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, Form 3, Form 4 and Form 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of March 2011.

By:	/s/ Richard C. Smith
Richard C. Smith

INDIVIDUAL ACKNOWLEDGEMENT

State or Province of New Jersey
County of Somerset

	On this 31 day of March, 2011, before me personally appeared Richard C. Smith who proved to me on basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument is the person, or the entity upon behalf of which the person acted, executed the instrument.

        I certify UNDER PENALTY OF PERJURY under the laws of the State of NJ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

[SEAL]
/s/ Melissa Carter
Notary Public/Commissioner of Oaths
My commission expires June 28, 2015